EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT made this 10th day of February, 1997, by and between GST USA, INC. ("GUSA") and GST TELECOM, INC. ("Telecom" and together with GUSA, the "Corporations"), each Delaware corporations with their principal offices at 4317 N.E. Thurston Way, Vancouver, Washington 98662, and DAN TRAMPUSH, residing at 902 Falls Bridge Lane, Great Falls, Virginia 22066 (the "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Corporations desire to employ Executive, and Executive desires to undertake such employment, upon the terms and subject to the conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1.

                           EMPLOYMENT OF EXECUTIVE. Effective upon the date that
is the earlier of April 10, 1997 or the day after the date on which Executive is no longer a partner of Ernst & Young ("E&Y") (the "Effective Date"), the Corporations employ Executive as their Chief Financial Officer to perform the duties and responsibilities incident to such position, subject at all times to the control and direction of the Board of Directors of the Corporations (the "Boards") and the Chief Executive Officer of the Corporations (the "CEO"). Anything in the foregoing to the contrary notwithstanding, if the Effective Date shall not have occurred on or before April 10, 1997, this Agreement shall be null and void and of no force and effect AB INITIO.

                  2. ACCEPTANCE OF EMPLOYMENT; TIME AND ATTENTION. Executive accepts such employment effective upon the Effective Date and throughout the period of his employment hereunder shall devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporations, their parent corporation, GST Telecommunications, Inc. ("GST"), and GST's subsidiaries (collectively, the "GST Companies"), and will perform the duties and responsibilities assigned to him pursuant to Paragraph 1 hereof, subject, at all times, to the direction and control of the Boards and the CEO. As a senior executive officer, Executive shall perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of the Corporations consistent with his position as a senior executive officer of the Corporations as may be assigned to Executive from time to time by the Boards and the CEO. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the GST Companies shall from time to time establish. During the period of his employment hereunder, Executive shall not, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than the GST Companies; provided that nothing herein shall be construed to prohibit Executive from rendering services as a partner of E&Y between the date hereof and the Effective Date or from receiving compensation from E&Y. Executive shall be elected to such offices of the GST Companies as may from time to time be determined by the Board of Directors of GST (the "GST Board"). The GST Board has advised the Corporations



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
that its present intention to elect Executive a Senior Vice President of GST on the Effective Date. During the period of Executive's employment hereunder, he shall not be entitled to additional compensation for serving in any offices of the GST Companies to which he is elected or appointed. While it is anticipated that Executive's duties will primarily be performed in Vancouver, Washington subsequent to the Transition Period (as such term is hereinafter defined), Executive will be required to travel on a regular basis to perform such duties, including without limitation, to other offices of the GST Companies.

                  3. TERM. Except as otherwise provided herein, the term of Executive's employment hereunder shall commence on the Effective Date and shall continue to and include the day preceding the third anniversary date thereof.

                  4. COMPENSATION. As compensation for his services hereunder, the Corporations shall pay to Executive (i) a base salary at the rate of $240,000 per annum, or such greater amount as may be determined from time to time by the GST Board based upon annual reviews of Executive's performance hereunder, payable in equal installments no less frequently than semi-monthly. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

                  5. STOCK OPTIONS. The Corporations shall cause GST to grant to Executive pursuant to the 1996 Stock Option Plan of GST (i) on the Effective Date, a five-year option (the "Initial Option") to purchase 100,000 Common Shares, without par value (the "Common Shares"), of GST at an exercise price equal to Fair Market Value (as such term is hereinafter defined) of a Common Share on the date of such grant, which shall be exercisable as to 33,334 Common Shares from and after the first anniversary of the date of grant, as to an additional 33,333 Common Shares from and after the second anniversary of the date of grant, and as to the remaining 33,333 Common Shares from and after the third anniversary of the date of grant; (ii) annually, commencing one year after the date hereof, three-year options (the "Performance Options") with respect to Common Shares in such amounts as shall be determined by the GST Board or the Compensation Committee thereof based upon the performance by Executive of his duties hereunder, such Performance Options to be exercisable from and after their date of grant. The criteria to be utilized in evaluating such performance shall include without limitation (w) value creation, consisting of capital funding, lender/investor relations and participation in transactions; (x) budgetary matters; (y) personnel-hiring and retention; and (z) compliance matters. The exercise price of each Performance Option shall be equal to that of the Initial Option. The number of Common Shares purchasable under each Performance Option shall not exceed the quotient obtained by dividing an amount equal to one-half of Executive's then current base salary by the exercise price of the Initial Option. To the extent permissible under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), the Initial Option and the Performance Options shall be granted so as to qualify as incentive stock options (within the meaning of the Code).

                  6. CHANGE OF CONTROL. In the event of a Change of Control (as such term is hereinafter defined), the following provisions shall be applicable:

                           (i)              The Initial Option  thereupon  shall
become exercisable in full (without regard to the terms under which it was originally granted).


                           (ii)             Subject   to   the   provisions   of
subparagraphs (iii) and (iv) below, if at the time of effectiveness of a Change of Control, Executive shall have been granted Performance Options with respect to less than 35,000 Common Shares, then upon such effectiveness, without further action on the part of GST, Executive shall be deemed to have been granted an additional performance option (the "Additional Performance Option") with respect to that number of Common Shares that is the difference between 35,000 and the number of Common Shares then subject to Performance Options, such Additional Performance Option to be exercisable from and after its date of grant.

                           (iii)            If, at the close of  business on the
trading day preceding the day upon which a Change of Control becomes effective, the Fair Market Value of a Common Share is $10.00 or less, then the Corporations shall pay to Executive, within 30 days after such effectiveness, a lump sum in an amount equal to Executive's then current annual base salary in lieu and in full satisfaction of the obligation to grant the Additional Performance Option.

                           (iv)             If, at the close of  business on the
trading day preceding the day upon which the Change of Control becomes effective, the Fair Market Value of a Common Share is more than $10.01 but not more than $12.00, then the Corporations shall pay to Executive, within 30 days after such effectiveness, a lump sum in an amount equal to one-half of Executive's then current annual base salary in lieu and in full satisfaction of the obligation to grant the Additional Performance Option.

                           (v)              For the purposes of this  Agreement,
(a) a Change of Control means (1) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of GST or either of the Corporations to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") excluding the GST Companies, (2) the merger, consolidation or other business combination of GST or the Corporations with or into another corporation with the effect that the shareholders of GST or the Corporations, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors of such surviving entity, (3) the replacement of a majority of the GST Board or of any committee of the GST Board or of either of the Boards in any given year as compared to the directors who constituted the GST Board or such committee or either of the Boards at the beginning of such year, and such replacement shall not have been approved by the GST Board or the Boards, as the case may be, as constituted at the beginning of such year, or (4) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of

1934, as amended) of securities of GST or either of the Corporations representing 50% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; and (b) Fair Market Value means the closing price of the Common Shares on the U.S. national securities exchange on which the Common Shares are listed (if the shares are so listed) or on the NASDAQ National Market or Small Cap Market (if the Shares are regularly quoted on the NASDAQ National Market or Small Cap Market), or, if not so listed or regularly quoted or if there is no such closing price, the mean between the closing bid and asked prices of the Common Shares in the over-the-counter market or on such exchange or on NASDAQ, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company. On the date hereof, the Common Shares are listed and traded on the American Stock Exchange and the Vancouver Stock Exchange.

                  7. ADDITIONAL BENEFITS. In addition to such base salary and any incentive compensation and bonuses awarded Executive he (and his family) shall be entitled to participate, to the extent he is (and they are) eligible under the terms and conditions thereof, in any profit sharing, pension, retirement, hospitalization, insurance, disability, medical service, stock option, bonus or other employee benefit plan available to the executive officers of the Corporations that may be in effect from time to time during the period of Executive's employment hereunder.

The Corporations shall be under no obligation to institute or continue the existence of any such employee benefit plan.

                  8. PRIMARY RESIDENCE COSTS. Executive is the owner of his primary residence located at the address set forth in the introductory paragraph of this Agreement (the "Primary Residence"). Executive shall use his best efforts to sell the Primary Residence as promptly as practicable after the date hereof. During the one- year period following the Effective Date and until the Primary Residence is sold, the Corporations shall make available to Executive an interest-free loan in an amount not to exceed $72,000 (the "Initial Loan"), the proceeds of which shall be utilized by Executive to pay costs incurred in the ownership and maintenance of the Primary Residence. The Initial Loan shall be disbursed if and to the extent requested in writing by Executive in four equal installments on the 5th day of April, July and October 1997 and January 1998. If the Primary Residence shall not have been sold during the one-year period following the Effective Date, during the next succeeding one-year period and until the Primary Residence is sold, the Corporations shall make available to Executive a second interest-free loan in an amount not to exceed $72,000 (the "Second Loan"), the proceeds of which are to be disbursed and utilized in the same manner as the Initial Loan. The Initial Loan shall be due and payable on the fifth anniversary of the Effective Date, provided that it shall be prepaid to the extent of the proceeds of sale of any Common Shares acquired upon exercise of the Initial Option and the Performance Options. The Second Loan shall be due and payable on the second anniversary of the Effective Date, provided that it shall be prepaid to the extent of the proceeds of sale of the Primary Residence. The Initial Loan shall be evidenced by a promissory note substantially in the form of Exhibit A hereto made by Executive to the Corporations. The Second Loan shall be evidenced by a similar promissory note with appropriate modifications based upon the terms and conditions of this Paragraph 8.

                  9. RELOCATION EXPENSES. The Corporations shall reimburse Executive promptly upon demand therefor for the following expenses relating to Executive's relocation to the Vancouver, Washington area: (i) selling costs relating to the sale of the Primary Residence, e.g., real estate commissions, recording fees, grantor taxes payable by Executive, but not any loss on sale or costs of preparation for sale, (ii) moving and storage costs, e.g., normal shipping services, including up to 30 days of temporary storage, packing, delivery, unpacking and furniture set-up, but not shipment of vehicles or boats, crating of antiques, paintings or collections, storage in excess of 30 days; and
(iii) normal purchase costs of a home in the Vancouver, Washington area. If and to the extent that reimbursement of any of the foregoing expenses would constitute income to Executive under applicable tax laws, such reimbursements shall be "grossed-up" to include additional payments sufficient to reimburse
Executive for all taxes payable in respect of such reimbursement and such additional payments.

                  10. REIMBURSEMENT OF EXPENSES. The Corporations shall reimburse Executive in accordance with applicable policies of the GST Companies for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the GST Companies, upon the submission to the

Corporations of appropriate receipts or vouchers and approval thereof by the Chief Accounting Officer of the Corporations, which approval shall not be unreasonably withheld or delayed.

                  11. VACATION. Executive shall be entitled to four weeks' paid vacation in respect of each 12-month period during the term of his employment hereunder, such vacation to be taken at times mutually agreeable to Executive and the CEO. Vacation time shall not be cumulative from one 12-month period to the next, but Executive shall receive vacation pay at his then current salary rate for any vacation time not taken by him.

                  12. D & O INSURANCE COVERAGE. The Corporations shall use their best efforts to cause GST to obtain and maintain, at GST's cost and expense, directors' and officers' liability insurance coverage for the directors and officers of GST, including Executive. Nothing herein shall be deemed to require GST to provide such coverage for Executive if it is not then providing such coverage generally to its directors and officers. Executive shall not be required to serve in any office of the GST Companies if such coverage is not applicable to his service in such office.

                  13. RESTRICTIVE COVENANT. In consideration of his employment hereunder, Executive agrees that during the period of his employment hereunder and, in the event of termination of this Agreement (i) by Executive otherwise than for Employer Breach (as such term is defined herein) or (ii) by the Corporations for Cause (as such term is defined herein), for a further period ending one year after such termination, he will not (a) directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the design, development, construction or operation of alternate access or other telecommunications networks, in providing long distance or other telecommunications services or in any other business in which the GST Companies, or any of them, are engaged during such period, within the United States of America (1) in all locations in which the GST Companies, or any of them, are doing business, and (2) in all locations in respect of which at the time of such termination the GST Companies are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies, or any of them, theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a competitive local exchange carrier (a "CLEC") such planning and/or pursuit must have involved material efforts on the part of the GST Companies, or any of them, (b) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of the GST Companies for the purpose of soliciting, diverting or taking away any customer from the GST Companies (1) in all locations in which the GST Companies, or any of them, are doing business, and
(2) in all locations in respect of which at the time of such termination the GST Companies, or any of them, are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies, or any of them, theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a CLEC, such planning and/or pursuit must have involved material efforts on the part of the GST Companies, or any of them, or
(c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by the GST Companies, or any of them, to terminate his or her relationship with the GST Companies, or any of them. Nothing herein contained shall be deemed to prohibit Executive from (x) investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and Executive's holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding, or (y) owning securities, regardless of amount, of GST.

                  Executive acknowledges that the provisions of this Paragraph 13 are reasonable and necessary for the protection of the GST Companies, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 13, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  14. CONFIDENTIAL INFORMATION. Executive shall hold in a fiduciary capacity for the benefit of the GST Companies all information, knowledge and data relating to or concerned with their operations, sales, business and affairs, and he shall not, at any time use, disclose or divulge any such information, knowledge or data to any person, firm or corporation (unless the GST Companies no longer treat such information as confidential) other than to the GST Companies or their designees and employees or except as may otherwise be required in connection with the business and affairs of the GST Companies; PROVIDED, HOWEVER, that Executive may use, disclose or divulge such information, knowledge or data (i) that is or becomes generally available to the public through no wrongful act on Executive's part;
(ii) that was known to Executive prior to the date hereof, or (iii) that Executive can demonstrate, to the reasonable satisfaction of the GST Companies, was independently developed by him.

                  15. EQUITABLE RELIEF. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under this Agreement, the Corporations will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Corporations shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Corporations from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

                  16. TRANSITION PERIOD. During the 90-day period commencing on the Effective Date (the "Transition Period"), (i) the duties of Executive hereunder shall be performed primarily from the Primary Residence; and
(ii) Executive shall travel as reasonably required in the performance of such duties.

                  17.      DEATH.  In the event of  termination  of  Executive's
employment hereunder by reason of his death, the Corporations shall pay a benefit (the "Benefit Payment") to such person or persons as Executive shall, at his option, from time to time designate by written instrument delivered to the Corporations, each subsequent designation to revoke all prior designations, or if no such designation is made, to Executive's estate (the "Payment Beneficiary"). The Benefit Payment shall be in an amount equal to one and one-half times Executive's then current annual base salary, and shall be payable to the Payment Beneficiary in equal quarterly installments over a period of one and one-half years, provided that if the GST Companies, or any of them, then maintain a life insurance policy on the life of Executive under which they are the beneficiary, the amount of the death benefit payable thereunder, to a maximum amount equal to the Benefit Payment, less installments of the Benefit Payment theretofore paid, shall be paid to the Payment Beneficiary on the Benefit Payment installment payment date next succeeding the date on which the GST Companies receive such death benefit proceeds and the remainder of the Benefit Payment, if any, shall be paid in equal quarterly installments as provided above.

                  18. DISABILITY. In the event that during the term of his employment by the Corporations Executive shall become Disabled (as such term is hereinafter defined) he shall continue to receive the full amount of the base salary to which he was theretofore entitled for a period of six months after he shall be deemed to have become Disabled (the "First Disability Payment Period"). If the First Disability Payment Period shall end prior to the third anniversary of the Effective Date, Executive thereafter shall be entitled to receive salary at an annual rate equal to one-half of his then current annual base salary for a further period ending on the earlier of
(i) one year thereafter, or (ii) the day preceding the third anniversary of the Effective Date (the "Second Disability Payment Period"). Upon the expiration of the Second Disability Payment Period, Executive shall not be entitled to receive any further payments on account of his base salary until he shall cease to be Disabled and shall have resumed his duties hereunder and provided that the Corporations shall not have theretofore terminated this Agreement as hereinafter provided. The Corporations may terminate this Agreement and Executive's employment hereunder at any time after Executive is Disabled, upon at least 10 days' prior written notice. For the purposes of this Agreement, Executive shall be deemed to have become Disabled when (x) by reason of physical or mental incapacity, Executive is not able to perform a substantial portion of his duties hereunder for a period of 135 consecutive days or for 135 days in any consecutive 225-day period or (y) when Executive's physician or a physician designated by the Corporations shall have determined that Executive shall not be able, by reason of physical or mental incapacity, to perform a substantial portion of his duties hereunder. In the event that Executive shall dispute any determination of his Disability pursuant to clauses (x) or (y) above, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the United States of America, one to be selected by each of the Corporations and Executive and the third to be selected by the designated physicians. If Executive shall receive benefits under any disability policy maintained by the GST Companies, the Corporations shall be entitled to deduct the amount equal to the benefits so received from base salary that they otherwise would have been required to pay to Executive as provided above.

                  The  foregoing   provisions   regarding  disability  shall  be
adjusted during the term hereof to match the most favorable disability benefits provided to any other senior executive of the Corporations.

                  19. TERMINATION FOR CAUSE. The Corporations may at any time upon written notice to Executive terminate Executive's employment for Cause. For purposes of this Agreement, the following shall constitute Cause: (i) the willful and repeated failure of Executive to perform any material duties hereunder or gross negligence of Executive in the performance of such duties, and if such failure or gross negligence is susceptible of cure by Executive, the failure to effect such cure within 10 days after written notice of such failure or gross negligence is given to Executive; (ii) excessive use of alcohol or illegal drugs interfering with the performance of Executive's duties hereunder;
(iii) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule relating to Executive's employment; (iv) the conviction of a felony or other crime involving moral turpitude by Executive; or (v) the breach by Executive of any other material provision of this Agreement, and if such breach is susceptible of cure by Executive, the failure to effect such cure within 30 days after written notice of such breach is given to Executive. For purposes of this Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly, distinguished from an act done carelessly, thoughtlessly or inadvertently. In any such event, Executive shall be entitled to receive his base salary to and including the date of termination.

                  20. LIQUIDATED DAMAGES. In the event that the Corporations terminate this Agreement otherwise than by reason of Cause, (i) the Corporations shall pay to Executive, as liquidated damages, a sum equal to 75% of his then current annual base salary (the "Termination Payment") in a single payment within 10 days after such termination; and (ii) the Initial Option thereupon shall become exercisable in full (without regard to the anniversaries on which such options are exercisable). Upon receipt of the Termination Payment, Executive shall deliver to the Corporation his resignation as an officer and director of the Corporation. The provisions of this Paragraph 20 constitute liquidated damages and not a penalty and a reasonable estimate of the damage anticipated to be suffered by the Executive were the Corporations to terminate this Agreement otherwise than by reason of Cause, it being difficult or impossible to determine the damage actually to be suffered by Executive in such event.

                  21. TERMINATION FOR EMPLOYER BREACH. Executive may upon written notice to the Corporations terminate this Agreement (a termination for "Employer Breach") in the event of the breach by the Corporations of any material provision of this Agreement, and if such breach is susceptible of cure, the failure to effect such cure within 30 days after written notice of such breach is given to the Corporations.

                  22. INSURANCE POLICIES. The GST Companies shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the GST Companies, in such amounts as the GST Companies shall determine in their sole discretion. In connection therewith, Executive shall, at such place or places as the GST Companies may reasonably direct, submit himself to physical examinations on an annual basis (or more frequently) should an insurer or prospective insurer so require, and execute and deliver such documents as the GST Companies may deem necessary to obtain such insurance policies.

                  23. SURVIVAL OF PROVISIONS. Neither the termination of this Agreement, nor of Executive's employment hereunder, shall terminate or affect in any manner any provision of this Agreement that is intended by its terms to survive such termination, in particular, Paragraphs 5, 8, 9, 11, 12, 13, 14, 15, 17, 18 and 20.

                  24. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and any other prior agreement between the Corporations and Executive with respect to the subject matter hereof is hereby superseded and terminated effective immediately and shall be without further force or effect. No amendment or modification hereto shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  25. NOTICES. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

                           If to the Corporations, at their address set forth above, ATTENTION: Chief Executive Officer, with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York  10022
                           Attention: Stephen Irwin, Esq.

                           If to Executive,  at his address set forth above. Any
of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other parties given under this Paragraph 25. The date of the giving of any notice hand delivered or delivered by responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

                  26. NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by Executive or the Corporations without the prior written consent of the other party hereto. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporations, their respective successors and permitted assigns.

                  27. WAIVERS. No course of dealing nor any delay on the part of the Corporations in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                           28. INVALIDITY. If any clause, paragraph,  section or
part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement, unless such holding or declaration materially reduces the benefits received by Executive under Paragraph 5 hereof, in which case Executive shall have the option to be exercised by written notice to the Corporations given within 10 days after any such holding or declaration, to terminate this Agreement. Any such termination by Executive shall not constitute a termination by the Corporations within the provisions of Paragraph 20 hereof.

                  29. FURTHER ASSURANCES. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

                  30. ATTORNEYS' FEES. If any action, suit or proceeding is filed by any party to enforce or rescind this Agreement or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorneys' fees incurred in preparation or in prosecution or defense of such action, suit or proceeding as fixed by the arbitrator or trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed on appeal.

                  31. GOVERNING LAW. This Agreement shall be governed, interpreted and construed in accordance with the terms of the State of Delaware, except that body of law relating to choice of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.


                                             GST USA, INC.

                                             By: /s/ John Warta
                                                --------------------------------
                                                Name:  John Warta
                                                Title: Chief Executive Officer


                                             GST TELECOM, INC.

                                             By:   /s/ John Warta
                                                --------------------------------
                                                Name:  John Warta
                                                Title: Chief Executive Officer

                                                  /s/  Dan Trampush
                                                --------------------------------
                                                          DAN TRAMPUSH

THE FOREGOING AGREEMENT IS
CONSENTED TO AND ACKNOWLEDGED:

GST TELECOMMUNICATIONS, INC.

By:    /s/ John Warta
     ---------------------------
      Name:  John Warta
      Title: Chairman and Chief Executive Officer

                                                                       Exhibit A
                                                                       ---------

                         PROMISSORY NOTE (INITIAL LOAN)
                         ------------------------------

$72,000                                                    Vancouver, Washington
                                                                __________, 199_

                  For value received, the undersigned promises to pay, without interest, to the order of GST Telecom Inc. ("GST") on ____________, 200_ [FIVE YEARS AFTER DATE] the principal sum of Seventy Two Thousand ($72,000) Dollars, or if less, the aggregate unpaid principal sum of all advances made by GST to the maker of this Note in respect of the Initial Loan pursuant to the terms and conditions of a certain Employment Agreement dated February ___, 1997 among GST, GST USA, Inc. and the maker of this Note (the "Employment Agreement"). Each advance and interest thereon shall be payable by wire transfer to the account of GST, [Account No. 68365-808, Seafirst Bank, 805 Broadway, Vancouver, Washington 98660, ABA No. 125000024,] or at such other place as may be designated in writing by the holder to the maker of this Note.

                  This Note shall be prepaid to the extent of proceeds of sale of any Common Shares acquired upon exercise of the Initial Option and the Performance Options.

                  The holder hereof is hereby authorized to enter on the Schedule attached hereto the amount of each advance and each payment of principal thereon, without any further authorization on the part of the maker or any endorser or guarantor of this Note, but the holder's failure to make such entry shall not limit or otherwise affect the obligations of the maker or any endorser or guarantor of this Note.

                  If this Note is not paid in full when due, the undersigned hereby agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

                  This Note shall become  immediately  due and payable,  without notice or demand, upon the happening of any of the following events: the making by the maker or any guarantor of this Note of an assignment for the benefit of creditors, or a trustee or receiver being appointed for the maker or any such guarantor or for any property of any of them, or any proceeding being commenced by or against the maker or any such guarantor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute.

                  The undersigned and all endorsers and guarantors hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection herewith and assent to any extension or postponement of the time of payment or other indulgence or release of any party, whether by operation of law or otherwise.

                  No delay by the holder of this Note in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatever or modification of the terms hereof shall be valid unless set forth in writing and signed by the holder of this Note. No waiver shall be deemed a continuing waiver or waiver of any subsequent breach or default, whether of a similar or different nature, unless expressly so stated in writing.

                  This Note is made and delivered in and shall be governed by and construed in accordance with the laws of the State of Delaware, except that body of law relating to choice of laws.

                  All capitalized terms used herein and not otherwise defined shall have the meanings accorded them in the Employment Agreement.



                                                  ------------------------------
                                                  DAN TRAMPUSH

                                SCHEDULE TO NOTE
                                ----------------

Maker:  Dan Trampush                               Date of Note: _________, 199_

                                                Unpaid
                           Amount of           Principal
          Amount of        Principal          Balance of         Name of Person
Date       Advance          Repaid               Note            Making Notation

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                                      -25-